UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 17, 2023

Tejon Ranch Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-07183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661-248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Tejon Ranch Co.’s (Company) wholly owned subsidiary Tejon Ranchcorp (TRC) entered into a Credit Agreement with AgWest Farm Credit, PCA, as administrative agent and letter of credit intermediary (Administrative Agent), and certain other lenders (the Credit Agreement Lenders) effective as of November 17, 2023 (the Revolving Credit Facility). The following description of the Revolving Credit Facility is a summary, does not purport to be complete, and is qualified in its entirety by reference to the Revolving Credit Facility, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

The Revolving Credit Facility provides TRC with (i) a revolving credit line in the amount of up to $160,000,000 (RCL) and (ii) the option for TRC to utilize a letters of credit sub-facility in the amount of up to $15,000,000 (LOC Sub-Facility). The LOC Sub-Facility is part of, and not in addition to, the RCL. As further summarized below, the RCL requires interest only payments and has a maturity date of January 1, 2029.

Upon closing of the Revolving Credit Facility, funds from the RCL were used to pay off and close out the existing Bank of America, N.A. Term Note and Revolving Line of Credit Note. The amount of this pay off was $ $47,078,564.00 plus accrued interest and fees on the Bank of America Term Note. The Company evaluated the debt exchange under Accounting Standards Codification (ASC) 470 and determined that the exchange should be treated as a debt extinguishment. Future borrowings under the Revolving Credit Facility will be used for ongoing working capital requirements, including to fund future construction projects, farming and ranching operations, and other general corporate purposes.

To maintain availability of funds, undrawn amounts under the RCL will accrue an unused fee of 15 basis points per annum except that, for the LOC Sub-Facility, TRC will incur a fee of 2.00% per annum for each letter of credit issued to TRC. TRC’s ability to borrow/draw additional funds is subject to compliance with certain financial and other covenants, some of which are further described below, and the continuing accuracy of certain representations and warranties contained in the Revolving Credit Facility.

The interest rate per annum applicable to the Revolving Credit Facility is the one-month term secured overnight financing rate (SOFR) plus an interest rate spread that is based on TRC’s consolidated net liabilities to equity ratio (NLER). The interest rate spread for the NLER has three tiers: (1) 2.75% if the NLER is 55% or more; (2) 2.5% if the NLER is between 35% and less than 55%; and (3) 2.25% if the NLER is less than 35%. The interest rate spread in the previous sentence may effectively be reduced by applying a patronage credit for TRC’s participation in the farm credit program, which patronage credit historically has been (for reference and information purposes only and not as a guarantee of future patronage credit) between 100-125 basis points. The patronage credit is paid annually by the Administrative Agent in the form of a dividend.

The Revolving Credit Facility only requires the payment of interest during the term, at which point the full drawn amount, plus accrued interest, must be repaid by the maturity date if TRC has not earlier repaid the borrowed amount. The RCL may be repaid in part, or in full, by TRC at any time during the term without penalty. Certain events of default (as described in the Revolving Credit Facility) allow acceleration of repayment of borrowed funds, interest and other fees. The Revolving Credit Facility is unsecured, but the agreement provides the Administrative Agent a springing lien on TRC’s wholly owned, unencumbered assets, exclusive of assets subject to negative pledge, if one or more covenants is breached.

The Revolving Credit Facility requires compliance with three affirmative financial covenants that prohibit TRC from: (a) having a total liabilities to net worth ratio of greater than 0.55 to 1 as of the end of any fiscal quarter; (b) permitting a debt service coverage ratio of less than 1.50 to 1 as of the end of any fiscal year and (c) having a liquidity ratio of less than 2.00 to 1 as of the end of any fiscal year.

The Revolving Credit Facility also contains customary negative covenants that limit TRC’s ability to, among other things, make capital expenditures, incur indebtedness and issue guaranties, consummate certain assets sales, acquisitions or mergers, make investments, pay dividends or repurchase stock, make a change in capital ownership, or incur liens on any assets. The negative covenants and negative pledge requirements do not prohibit TRC from encumbering the Company’s master plan developments of Grapevine, Centennial, Tejon Mountain Village or Tejon Ranch Commerce Center (as to its unimproved areas), subject to TRC’s compliance with certain financial covenants.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

A press release discussing the Revolving Credit Facility was issued on November 20, 2023. A copy of this release is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

For the exhibits that are filed herewith, see the Index to Exhibits immediately following.

INDEX TO EXHIBITS

(10.01) Credit Agreement entered November 17, 2023, by and among Tejon Ranchcorp, as borrower, AgWest Farm Credit, PCA, as administrative agent, and Credit Agreement Lenders (filed herewith and incorporated herein by reference).

(99.1) Press release, dated November 20, 2023.

104    Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2023	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, Chief Operating Officer

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